EXHIBIT 4.2

THIS WARRANT AND THE SHARES ISSUABLE HEREUNDER HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND, EXCEPT AND PURSUANT TO THE PROVISIONS OF SECTIONS 7 AND 8 OF THIS WARRANT, MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, PLEDGED OR HYPOTHECATED UNLESS AND UNTIL REGISTERED UNDER SAID ACT AND APPLICABLE STATE SECURITIES LAW OR, AFTER CONSULTATION WITH COUNSEL THE ISSUER DETERMINES, OR IN THE OPINION OF LEGAL COUNSEL IN FORM AND SUBSTANCE REASONABLY SATISFACTORY TO THE ISSUER OF THESE SECURITIES, SUCH OFFER, SALE OR TRANSFER, PLEDGE OR HYPOTHECATION IS EXEMPT FROM REGISTRATION.

FORM OF

SECOND AMENDED AND RESTATED WARRANT

TO PURCHASE COMMON STOCK

of

INTREXON CORPORATION

a Virginia corporation

Void after December 13, 2017

This certifies that for value received                     , or its permitted registered assigns (the “Holder”), is entitled, subject to the terms set forth below, at any time before 5:00 p.m., New York City time, on December 13, 2017 (the “Expiration Date”), to purchase from INTREXON CORPORATION, a Virginia corporation (the “Company”), up to                  shares of the no par value common stock of the Company (the “Common Stock”) at the price of          dollars per share (the “Purchase Price”), upon surrender of this Warrant at the principal office of the Company referred to below, with the subscription form attached hereto (the “Subscription Form”) duly executed, and simultaneous payment therefor in the manner specified in Section 1 hereof. The Purchase Price and the number of shares of Common Stock purchasable hereunder (the “Warrant Shares”) are subject to adjustment as provided in Section 3 of this Warrant.

As used herein, (i) “Exercise Date” shall mean the particular date (or dates) on which this Warrant is exercised, (ii) “Issue Date” shall mean January 26, 2011 (iii) “Warrant” shall include this Warrant and any warrant delivered in substitution or exchange therefor as provided herein and (iv) “Warrant Shares” shall mean any shares of Common Stock acquired by Holder upon exercise of this Warrant. This Warrant amends, restates and supersedes in all respects that certain Amended and Restated Warrant to Purchase Common Stock of Intrexon Corporation issued to the Holder on January 26, 2011 (the “Prior Warrant”; the Prior Warrant amended, restated and superseded in all respects that certain Warrant to Purchase Common Stock of Intrexon Corporation issued to the Holder January 26, 2011 and that certain Warrant to Purchase Common Stock of Intrexon Corporation issued to the Holder on November 7, 2011). The Prior Warrant is henceforth void and shall be of no further force or effect.

1. Exercise.

(a) This Warrant may be exercised, in whole or in part, at any time or from time to time, on any business day, for all or any part of the number of shares of Common Stock called for hereby, by surrendering it at the principal office of the Company, 1872 Pratt Drive, Blacksburg, VA 24060, together with a completed and executed Subscription Form, together with delivery of a certified or cashier’s check in an amount equal to (i) the number of shares of Common Stock being purchased, multiplied by (ii) the Purchase Price. Notwithstanding the foregoing, as of the Expiration Date or in the event of the closing of the Company’s sale or transfer of all or substantially all of its assets, or the closing of the acquisition of the Company by another entity by means of merger, consolidation or other transaction or series of related transactions, resulting in the exchange of the outstanding shares of the Company’s capital stock such that the shareholders of the Company prior to such transaction own, directly or indirectly, less than 50% of the voting power of the surviving entity (an “Acquisition”), if this Warrant has not been exercised, the Holder shall be deemed to have exercised this Warrant pursuant to the provisions of Section 5 hereof immediately prior to the Expiration Date or Acquisition, as applicable. In the event of a proposed transaction of the kind described above, the Company shall use its best efforts to notify the Holder at least 30 days prior to the consummation of such event or transaction.

(b) This Warrant may be exercised for less than the full number of shares as of the Exercise Date. Upon such partial exercise, this Warrant shall be surrendered, and a new Warrant of the same tenor and for the purchase of the Warrant Shares not purchased upon such exercise shall be issued to Holder by the Company.

(c) A Warrant shall be deemed to have been exercised immediately prior to the close of business on the date of its surrender for exercise as provided above, and the person entitled to receive the shares of Common Stock issuable upon such exercise shall be treated for all purposes as the holder of such shares of record as of the close of business on such date. As soon as practicable on or after such date, and in any event within 10 business days thereafter, the Company shall issue and deliver to the person or persons entitled to receive the same a certificate or certificates for the number of full shares of Common Stock issuable upon such exercise, together with cash, in lieu of any fraction of a share, equal to such fraction of the current fair market value of one full share as reasonably determined in good faith by the compensation committee (the “Compensation Committee”) of the Company’s Board of Directors (the “Board”), or if no such committee then exists, the Board.

(d) Upon exercise of this Warrant, the Holder shall confirm in writing, on the Subscription Form, that the Warrant Shares so purchased are being acquired for investment and not with a view toward distribution or resale. This Warrant and all shares of Warrant Shares issued upon exercise of this Warrant (unless registered under the Securities Act of 1933, as amended (the “Securities Act”)) shall be stamped or imprinted with the legend indicated on the first page of this Warrant.

2. Payment of Taxes. All shares of Common Stock issued upon the exercise of a Warrant shall be validly issued, fully paid and non-assessable and the Company shall pay all taxes and other governmental charges that may be imposed in respect of the issue or delivery thereof, other than any tax or other charge imposed in connection with any transfer involved in the issue of any certificate for shares of Common Stock in any name other than that of the registered Holder of the Warrant surrendered in connection with the purchase of such shares, and in such case the Company shall not be required to issue or deliver any stock certificate until such tax or other charge has been paid or it has been established to the Company’s satisfaction that no tax or other charge is due.

3. Certain Adjustments.

(a) Adjustment for Dividends in Other Stock, Property; Reclassifications. In case at any time or from time to time after the Issue Date the holders of Common Stock (or any shares of stock or other securities at the time receivable upon the exercise of this Warrant) shall have received, or, on or after the record date fixed for the determination of eligible shareholders (a “Record Date”), shall have become entitled to receive, without payment therefor,

(1) other or additional stock or other securities or property (including cash) by way of dividend,

(2) other or additional stock or other securities or property by way of stock-split, spin-off, reclassification, combination of shares or similar corporate rearrangement, (other than additional shares of Common Stock of the Company issued as a stock dividend or stock-split, which events shall be covered by the terms of Section 3(c) or 3(d) hereof), then and in each such case Holder, upon the exercise hereof as provided in Section 1, shall be entitled to receive the amount of stock and other securities and property which such Holder would have received if, upon the Record Date such Holder had been the holder of the number of shares of Common Stock called for on the face hereof and had thereafter, during the period from the Issue Date through the date of such exercise, retained such shares and/or all other or additional stock and other securities and property receivable by it as aforesaid during such period, giving effect to all adjustments called for during such period by Sections 3(a) and 3(b).

(b) Adjustment for Reorganization, Consolidation, Merger. In case of any reclassification or change of outstanding Company securities or of any reorganization of the Company (or any other corporation the stock or securities of which are at the time receivable upon the exercise of this Warrant) or any similar corporate reorganization on or after the date hereof, other than an Acquisition, then and in each such case the Holder, upon the exercise hereof at any time after the consummation of such reclassification, change, reorganization, merger or conveyance, shall be entitled to receive, in lieu of the stock or other securities and property receivable upon the exercise hereof prior to such consummation, the stock or other securities or property to which the Holder would have been entitled upon such consummation if the Holder had exercised this Warrant immediately prior thereto, all subject to further adjustment as provided in Section 3(a); and in each such case, the terms of this Section 3 shall be applicable to the Company securities properly receivable upon the exercise of this Warrant after such consummation.

(c) Adjustments for Dividends in Common Stock. In case at any time after the Issue Date the Company shall declare any dividend on the Common Stock which is payable in Common Stock, the number of Warrant Shares evidenced hereby shall be proportionately increased and the Purchase Price shall be proportionately decreased.

(d) Stock Split and Reverse Stock Split. If the Company at any time or from time to time after the Issue Date effects a subdivision of the outstanding Common Stock, the Purchase Price then in effect immediately before that subdivision shall be proportionately decreased and the number of shares of Common Stock theretofore receivable upon the exercise of this Warrant shall be proportionately increased. If the Company at any time or from time to time after the Issue Date combines the outstanding shares of Common Stock into a smaller number of shares, the Purchase Price then in effect immediately before that combination shall be proportionately increased and the number of shares of Common Stock theretofore receivable upon the exercise of this Warrant shall be proportionately decreased. Each adjustment under this Section 3(d) shall become effective at the close of business on the date the subdivision or combination becomes effective.

4. Notices of Record Date. In case

(a) the Company shall take a record of the holders of its Common Stock (or other stock or securities at the time receivable upon the exercise of the Warrants) for the purpose of entitling them to receive any dividend or other distribution, or any right to subscribe for or purchase any shares of stock of any class or any other securities, or to receive any other right, or

(b) of any reorganization, reclassification, consolidation or merger in which the Company is not the surviving entity, any conveyance of substantially all the Company’s assets, or the voluntary dissolution, liquidation or winding-up of the Company, then, and in each such case, the Company will mail or cause to be mailed to the Holder at the time outstanding a notice specifying, as the case may be, (1) the date on which a record is to be taken for the purpose of such dividend, distribution or right, and stating the amount and character of such dividend, distribution or right, or (2) the date on which such reorganization, reclassification, consolidation, merger, conveyance, dissolution, liquidation or winding-up is to take place, and the time, if any is to be fixed, as of which the holders of record of Common Stock (or such stock or securities at the time receivable upon the exercise of the Warrants) shall be entitled to exchange their shares of Common Stock (or such other stock or securities) for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, conveyance, dissolution, liquidation or winding-up. Such notice shall be mailed at least 30 days prior to the date therein specified.

5. Cashless Exercise.

(a) The Holder may, at its option, in lieu of paying the Purchase Price upon exercise of this Warrant pursuant to Section 1 hereof, elect to instead receive a number of Warrant Shares computed using the following formula:

X = Y(A-B)/A

where: X = the number of Warrant Shares issuable to the Holder upon exercise under this Section 5; Y = the number of Warrant Shares issuable to the Holder upon exercise under Section 1 hereof; A = the Fair Market Value (as defined below) of one share of Common Stock as of the exercise date; and B = the Purchase Price.

As used in this Section 5, “Fair Market Value” of a share of Common Stock on any particular date shall mean the fair market value of a share of Common Stock as the Compensation Committee (or, if no such committee then exists, the Board) shall determine in good faith; provided, however, that the Compensation Committee shall determine Fair Market Value without regard to any restriction other than a restriction which, by its terms, will never lapse and, if the shares of Common Stock are traded on any national stock exchange or quoted on the NASDAQ National Market System, the Fair Market Value of a share of Common Stock shall be the closing price of a share of Common Stock as reported on such national stock exchange or quotation system on such date, or if the shares of Common Stock are not traded on such national stock exchange or quoted on the NASDAQ National Market System on such date, then on the next preceding day that the shares of Common Stock were traded on such national stock exchange or quoted on the NASDAQ National Market System, all as reported by such source as the Committee shall select. The Fair Market Value that the Committee determines shall be final, binding and conclusive on the Company and the Holder.

6. Representations and Warranties of the Holder. The Holder represents and warrants to the Company as follows:

(a) Purchase for Own Account. This Warrant and the Warrant Shares issuable upon exercise of this Warrant by the Holder will be acquired for investment for the Holder’s account, not as a nominee or agent, and not with a view to the public resale or distribution within the meaning of the Securities Act.

(b) Disclosure of Information. The Holder has received or has had full access to all the information it considers necessary or appropriate to make an informed investment decision with respect to the acquisition of this Warrant and its underlying securities. The Holder further has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the offering of this Warrant and its underlying securities and to obtain additional information (to the extent the Company possessed such information or could acquire it without unreasonable effort or expense) necessary to verify any information furnished to the Holder or to which the Holder has access.

(c) Investment Experience. The Holder understands that the purchase of this Warrant and its underlying securities involves substantial risk. The Holder acknowledges that the Holder can bear the economic risk of the Holder’s investment in this Warrant and its underlying securities and has such knowledge and experience in financial or business matters that the Holder is capable of evaluating the merits and risks of its investment in this Warrant and its underlying securities and/or has a preexisting personal or business relationship with the Company and certain of its officers, directors or controlling persons of a nature and duration that enables the Holder to be aware of the character, business acumen and financial circumstances of such persons.

(d) Accredited Investor Status. The Holder is an “accredited investor” within the meaning of Regulation D promulgated under the Securities Act.

7. Compliance with Securities Laws on Transfer. This Warrant and the Warrant Shares issuable upon exercise of this Warrant (and the securities issuable, directly or indirectly, upon conversion of the Shares, if any) may not be transferred or assigned in whole or in part without compliance with applicable federal and state securities laws by the transferor and the transferee (including, without limitation, the delivery of investment representation letters and legal opinions reasonably satisfactory to the Company, as reasonably requested by the Company). Notwithstanding the foregoing, neither this Warrant nor the Warrant Shares may be assigned, disposed of, encumbered, or otherwise transferred (any such action, a “Transfer”), except to an Affiliate (as that term is defined in Rule 405 as promulgated under the Securities Act), immediate family member, trust or estate of the Holder.

8. Transfer Procedure. Subject to the provisions of Section 7 hereof and upon providing the Company with written notice, the Holder may transfer all or part of this Warrant or the Warrant Shares issuable upon exercise of this Warrant to any Affiliate, immediate family member, trust or estate of the Holder, provided, however, in connection with any such transfer, the Holder will give the Company notice of the portion of the Warrant being transferred with the name, address and taxpayer identification number of the transferee and the Holder will surrender this Warrant to the Company for reissuance to the transferee(s) (and the Holder if applicable). The Company may refuse to transfer this Warrant or the Warrant Shares to any person or entity who directly competes with the Company in the Company’s reasonable judgment, unless, in the case of the Warrant Shares, the stock of the Company is publicly traded.

9. No Rights as Shareholder. Prior to the exercise of this Warrant, the Holder shall not be entitled to any rights of a shareholder with respect to the Warrant Shares, including without limitation the right to vote such Warrant Shares, receive dividends or other distributions thereon, exercise preemptive rights or be notified of shareholder meetings, and such Holder shall not be entitled to any notice or other communication concerning the business or affairs of the Company except as provided herein. However, nothing in this Section 9 shall limit the right of the Holder to be provided the notices required under this Warrant.

10. Loss or Mutilation. Upon receipt by the Company of evidence satisfactory to it (in the exercise of reasonable discretion) of the ownership of and the loss, theft, destruction or mutilation of any Warrant and (in the case of loss, theft or destruction) of indemnity satisfactory to it (in the exercise of reasonable discretion), and (in the case of mutilation) upon surrender and cancellation thereof, the Company will execute and deliver in lieu thereof a new Warrant of like tenor.

11. Reservation of Common Stock. The Company shall at all times reserve and keep available for issue upon the exercise of Warrants such number of its authorized but unissued shares of Common Stock as will be sufficient to permit the exercise in full of all outstanding Warrants.

12. Notices. All notices and other communications from the Company to the Holder of this Warrant shall be mailed by first-class registered or certified mail, postage prepaid, to the address furnished to the Company by the Holder.

13. Change; Waiver. Neither this Warrant nor any term hereof may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought.

14. Headings. The headings in this Warrant are for purposes of convenience in reference only, and shall not be deemed to constitute a part hereof.

15. Governing Law. This Warrant is delivered in the Commonwealth of Virginia and shall be construed and enforced in accordance with and governed by the internal laws, and not the law of conflicts, of such Commonwealth.

{Signature Page to Follow}

IN WITNESS WHEREOF, the Company has caused this Warrant to be executed by its officer thereunto duly authorized as of the date first above indicated.

INTREXON CORPORATION

By:
Name:
Title:

ACCEPTED AND AGREED TO:

SUBSCRIPTION FORM

(To be executed only upon exercise of Warrant)

The undersigned registered owner of this Warrant irrevocably exercises this Warrant and purchases                  of the number of shares of the Common Stock of INTREXON CORPORATION, a Virginia corporation, purchasable with this Warrant, and herewith makes payment therefor, all at the price and on the terms and conditions specified in this Warrant.

The undersigned hereby represents and warrants that the undersigned is acquiring such shares for its own account for investment purposes only, and not for resale or with a view to distribution of such shares or any part thereof.

DATED:

(Signature of Registered Owner)

(Street Address)

(City), (State), (Zip)

FORM OF ASSIGNMENT

FOR VALUE RECEIVED the undersigned registered owner of this Warrant hereby sells, assigns and transfers unto the Assignee named below all of the rights of the undersigned under the within Warrant, with respect to the number of shares of Common Stock set forth below:

Name of Assignee Address No. of Shares

and does hereby irrevocably constitute and appoint                                          Attorney to make such transfer on the books of INTREXON CORPORATION, a Virginia corporation, maintained for the purpose, with full power of substitution in the premises.

DATED:

(Signature)

(Witness)